Exhibit 10.1

TRUST AGREEMENT

BETWEEN: LAURENCE SOOKOCHOFF (Trustee)

AND: ACROPOLIS PRECIOUS METALS INC. (Acropolis)

IT IS AGREED THAT:

LAURENCE SOOKOCHOFF currently owns holds personally the Mineral Rights to

Claim Name	#	Tenure No.	Expiry date
IXL Mineral Claim	514942	MTS 0921.039	June 21, 2006

(the claim)

The Trustee, for a payment of US$5,000.00 hereby does declare and hold upon trust the aforementioned Claim on behalf of Acropolis from this day forward.

Acropolis shall have the responsibility to keep the Claim in good standing in terms of filing and work and all other requirements.

DATED at Vancouver, B.C.

Acknowledged and agreed to this
1 day of June, 2006

ACROPOLIS PRECIOUS METALS INC.

WALTER BRENNER
Per: Authorized Signature (les)

LAURENCE SHOOKOCHOFF
LAURENCE SOOKOCHOFF